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                                                                  Exhibit 10.2

        TERM NOTE

$________________                                           September ___, 1996
                                                             New York, New York

     FOR VALUE RECEIVED, the undersigned, THE GROUND ROUND, INC., a Delaware corporation, and GR OF MINN., INC., a Delaware corporation (the "Borrowers"), hereby JOINTLY AND SEVERALLY promise to pay to the order of __________________ (the "Lender"), at the office of The Bank of New York, as Agent (the "Agent"), located at One Wall Street, New York, New York, or at such other place as the Agent may specify from time to time, in lawful money of the United States of America, the principal sum of $______________, payable in the amounts and at the times set forth in the Credit Agreement (as hereinafter defined), the final principal payment to be made on the Termination Date (as defined in the Credit Agreement).

     This Note shall bear interest from the date hereof on the unpaid balance hereof payable at the rate or rates and at the time or times provided for in the Amended and Restated Credit Agreement, dated as of September ___, 1996, among the Borrowers, the Lender and certain other signatory Lenders parties thereto and the Agent (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"). Capitalized terms used herein that are defined in the Agreement shall have the meanings therein defined. In no event shall the interest rate payable hereon exceed the Highest Lawful Rate.

     This Note is one of the Notes referred to in the Credit Agreement and is entitled to the benefits of, and is subject to the terms set forth in the Credit Agreement. The principal of this Note is prepayable in amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Credit Agreement. Except as otherwise expressly provided in the Credit Agreement, if any payment on this Note becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next Business Day, and interest shall be payable at the applicable rate or rates specified in the Credit Agreement during such extension period.

     Presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note are hereby waived, except as specifically otherwise provided in the Credit Agreement.

     This Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of New York, without regard to principles of conflicts of law.

     This Note may be amended only by an instrument in writing executed pursuant to the provisions of Section 8.01 of the Credit Agreement.

                                              THE GROUND ROUND, INC.

                                              By:
                                              Name:
                                              Title:

                                              GR OF MINN., INC.